April 2, 2002


Securities and Exchange Commission
Mail Stop 11-3 450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:



We have read and agree with the comments in Item 4 of Form 8-K/A of Interlock Services, Inc. dated April 2, 2002.



Yours truly,


/s/ Cuthill & Eddy LLP

Cuthill & Eddy LLP